EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2004 relating to the financial statements and financial statement schedules of Icoria, Inc., (f/k/a Paradigm Genetic, Inc.) which appears in Icoria Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Raleigh, North Carolina

November 16, 2004